Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Dec 31, 2001
Payment Date	Jan 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.895630%
Accrual end date, accrual beginning date and days in Interest Period	Jan 15, 2002	Dec 17, 2001	29
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	125,371,262	24,119,739	31,355,660	22,913,752	16,883,817	20,553,158
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	2.020630%	2.145630%	2.245630%	2.545630%	2.895630%
Interest/Yield Payable on the Principal Balance	204,071	41,689	56,722	46,988	39,383
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	204,071	41,689	56,722	46,988	39,383
Interest/Yield Paid	204,071	41,689	56,722	46,988	39,383

Summary

Beginning Security Balance	125,371,262	24,119,739	31,355,660	22,913,752	16,883,817	20,553,158
Beginning Adjusted Balance	125,371,262	24,119,739	31,355,660	22,913,752	16,883,817
Principal Paid	2,758,168	530,634	689,825	504,103	371,444	502,419
Ending Security Balance	122,613,094	23,589,104	30,665,836	22,409,649	16,512,373	20,100,988
Ending Adjusted Balance	122,613,094	23,589,104	30,665,836	22,409,649	16,512,373
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	122,663,343	23,589,104	30,665,836	22,409,649	16,512,373
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					2,382,735
Ending OC Amount as Holdback Amount						11,791,357
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2797019	$0.8685238	$0.9090024	$1.0304386	$1.1721143
Principal Paid per $1000	$3.7803834	$11.0548802	$11.0548803	$11.0548803	$11.0548801